WRITTEN CONSENT TO ACTION WITHOUT MEETING OF ALL

THE DIRECTORS OF

FERO INDUSRIES, INC.

A COLORADO CORPORATION

Pursuant to chapter 191, Section 7-16-204 of the Colorado Revised Statutes, the undersigned Directors, being all the Directors of Fero Industries, Inc., a Colorado corporation, and pursuant to the by-laws of the Corporation, hereby consents to the following action, without a meeting, and waives all notice or other meeting requirements.

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